EXHIBIT 10.36

SECOND AMENDMENT TO SUBLEASE AND CONSENT

THIS SECOND AMENDMENT TO SUBLEASE (the “Agreement”) is dated as of August 13, 2003, by and among ICAgen, Inc. (the “Sublessor”), Inspire Pharmaceuticals, Inc. (the “Sublessee”) and Imperial Center Partnership and Petula Associates, Ltd. as tenants in common, operating as a joint venture (“Landlord”).

WITNESSETH:

WHEREAS, Sublessor and Sublessee entered into that certain Sublease Agreement dated as of September 22, 1997 (the “Sublease”), pursuant to which Sublessee leased from Sublessor approximately 2,372 square feet located at 4222 Emperor boulevard, Suite 500, Durham county, Durham, North Carolina 27713 (the “premises”), (Terms used and not otherwise defined herein shall have the meaning ascribed to them in the Sublease); and

WHEREAS, by letter dated March 14, 2000 Sublessor and Sublessee extended the term of the Sublease to July 31, 2003; and

WHEREAS, Sublessor and Sublessee desire to amend the Sublease by extending the term of the Sublease and adjusting the rent; and

WHEREAS, Landlord, Sublessor and Sublessee entered into that certain Consent to Sublease dated November 21, 1997, pursuant to which the Landlord consented to the Sublease; and

WHEREAS, Landlord desires to consent to the extension of the term and this Agreement.

NOW, THEREFORE, in consideration of the premises, which are incorporated herein by reference, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

1. Extension of Term. The term of the Sublease shall terminate on August 31, 2005.

2. Adjustment of Rent. Base Rent for the period commencing September 1, 2003 and ending on August 31, 2004 shall be $1950.97 per month. Base Rent for the period commencing September 1, 2004 and ending on August 31, 2005 shall be $2010.27 per month.

3. Management Fee. On each of September 1, 2003 and September 1, 2004, Sublessee shall pay to Sublessor a management fee equal to $1,000.00. Section 9 of the Sublease is hereby deleted in its entirety.

4. Consent of Landlord. Landlord hereby consents to the extension of the term and this Agreement.

5. No Other Changes. Except as set forth above, the original terms and conditions of the Sublease shall remain in full force and effect.

6. Binding Agreement. This Agreement shall be binding upon the parties, their representatives, successors and assigns.

7. Governing Law. This Agreement shall be governed by North Carolina law.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized representatives as of the day and year first written.

SUBLESSOR:	ICAGEN, INC. [SEAL] a Delaware corporation

	By:	/s/ P. Kay Wagoner

	Name:	P. Kay Wagoner
	Its:	CEO

SUBLESSEE:	INSPIRE PHARMACEUTICALS, INC. [SEAL] a Delaware corporation

	By:	/s/ Mary Bennett

	Name:	Mary Bennett
	Its:	Sr. VP Operations and Communication

LANDLORD:	IMPERIAL CENTER PARTNERSHIP AND PETULA ASSOCIATES, LTD., tenants in common, operating as a joint venture [SEAL]

By:

Name:

Its: